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Exhibit 32.2

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Emergency Medical Services Corporation, as general partner of Emergency Medical Services L.P., a Delaware limited partnership (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

  (a)
  the Form 10-K of the Company for the fiscal year ended December 31, 2008, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM A. SANGER William A. Sanger Chief Executive Officer Emergency Medical Services Corporation, as general partner of Emergency Medical Services L.P.
February 23, 2009
/s/ RANDEL G. OWEN Randel G. Owen Chief Financial Officer Emergency Medical Services Corporation, as general partner of Emergency Medical Services L.P.
February 23, 2009

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  Exhibit 32.2